EXHIBIT 99.1

CONTACT INFORMATION:

Investors and Media

Julie D. Tracy

Vice President, Investor Relations and Corporate Marketing

408-548-6500

jtracy@kyphon.com

Kyphon Expands Executive Management Team

SUNNYVALE, Calif., September 18, 2006 (PR NEWSWIRE) — Kyphon Inc. (Nasdaq:KYPH) today announced two new additions to its executive management team.

Maureen L. Lamb has been named Vice President, Chief Financial Officer and Treasurer. Lamb has over 15 years of financial management experience and comes to Kyphon from Photon Dynamics, Inc., where she served as Chief Financial Officer. Before that, Lamb held several senior financial management positions for eleven years at KLA-Tencor, one of the world’s five largest semiconductor equipment companies, including serving as its Vice President of Finance for five years. Lamb received her Bachelor’s degree in Government from Harvard College and her Masters in Business Administration from the Wharton School of the University of Pennsylvania. She succeeds Arthur Taylor as the Company’s Chief Financial Officer, who has been serving as both Chief Operating Officer and CFO since February 2006. Taylor will continue as the Company’s Chief Operating Officer.

Effective September 25, 2006, Alexandre M. DiNello will join Kyphon as Vice President, Research & Development. DiNello joins Kyphon with over seventeen years of medical device industry experience, including senior research and development and/or strategic development roles at Abbott Spine, OmniSonics Medical Technologies, DePuy Spine, a division of Johnson & Johnson and AcroMed Corporation, which was purchased by DePuy Spine. He received his Bachelor of Science degree in Mechanical Engineering from the University of California, Santa Barbara, a Masters degree in Biomedical Engineering from the University of Virginia, and a Masters in Business Administration from the Weatherhead School of Management at Case Western Reserve University in Ohio.

“We are delighted to have Maureen and Alex join Kyphon,” said Richard Mott, president and chief executive officer of Kyphon. “These talented individuals have great breadth of experience with industry-leading companies which we believe will benefit us greatly as we internally develop and acquire new products and technologies to expand our minimally invasive spinal therapies global franchise.”

About Kyphon Inc.

Kyphon develops and markets medical devices designed to restore spinal function using minimally invasive technologies. The company’s KyphX® line of products is used in balloon kyphoplasty, a minimally invasive procedure to treat spinal fractures caused by osteoporosis or cancer. More information about the company can be found at www.kyphon.com.

Kyphon and KyphX are registered trademarks of Kyphon Inc.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, those that use words such as “believes,” “expects,” “anticipates,” “targets,” “intends,” “plans,” “projects,” and words of similar effect, and specifically include the company’s future financial projections and anticipated business direction and performance. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks, uncertainties and assumptions, which may cause the company’s actual results to differ materially from the statements contained herein. Information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the company’s periodic filings with the Securities and Exchange Commission (SEC), including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Operating Results,” which can be found in Kyphon’s annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 3, 2006 and in Kyphon’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 8, 2006. Kyphon undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof.

###

KYPHG